Exhibit 99.1

For Immediate Release

SOLO CUP ANNOUNCES CONTINUED IMPROVEMENT IN FINANCIAL RESULTS

FOR SECOND QUARTER 2008

Gross Margin and Operating Income Increase over Year-Ago Quarter

HIGHLAND PARK, Ill., August 12, 2008—Solo Cup Company (the “Company”), a leading provider of single-use products used to serve food and beverages, today announced its fiscal second quarter 2008 financial results.

Second Quarter 2008 Results

For the quarter ended June 29, 2008, the Company reported net sales of $519 million, compared to $576 million for the quarter ended July 1, 2007. The decline in sales volume can be attributed to the Company’s divestiture of non-core product lines, strategic consolidation of its product portfolio and, to a lesser extent, external market factors. Gross margin for the quarter increased to 14.6% from 13.4% in the comparable prior year period driven primarily by continued efficiency improvements enhanced by capital investment and a favorable shift in product mix.

Operating income for the quarter ended June 29, 2008 was $29 million, an increase of 22% from the second quarter in 2007. Selling, general and administrative expenses decreased approximately $10 million, or 18%, to $45 million for second quarter 2008, from $55 million in the same period last year. Income from continuing operations grew by nearly $9 million for the thirteen weeks ended June 29, 2008, compared to the same quarter a year ago.

“Despite a difficult economy and rising raw material and energy costs, the Company continued to improve profitability and margins,” said Robert M. Korzenski, president and chief executive officer, Solo Cup Company. “We are succeeding in making continuous improvement a way of life at Solo as demonstrated by our continuing productivity gains.”

Year-to-Date 2008 Results

For the twenty-six weeks ended June 29, 2008, the Company reported net sales of $980 million compared to net sales of $1,059 million for the same period in 2007. Gross profit year to date was $143 million compared to $112 million during the comparable period in 2007, reflecting gross margins of 14.6% and 10.5%, respectively. Selling, general and administrative expenses for the first half of this year decreased $17 million to $87 million compared to the first half of 2007. The Company reported income from continuing operations of $11 million for the twenty-six weeks ended June 29, 2008, compared to a loss from continuing operations of $36 million for the first twenty-six weeks of the prior year.

As of June 29, 2008, the Company had $146 million of liquidity under its revolving credit facilities and cash on hand. Net cash provided by operating activities through the second quarter of 2008 was $41 million from continuing operations compared to $22 million during the first two quarters in 2007. Capital expenditures in the first half of 2008 were $31 million versus $18 million for the comparable period in 2007.

“Solo is a more focused company today and better positioned to drive growth in our business,” Korzenski concluded. “Significant improvement in our liquidity is enabling us to facilitate growth through investments in new equipment, new products and our people, as well as to combat the continuing rise in raw material and energy prices.”

The Company will host a conference call beginning at 10:00 a.m. Central Daylight Time on Wednesday, August 13, 2008, to discuss its second quarter financial results. The conference call may be accessed by dialing 1-888-710-4007. A replay will be available for one week after the call by dialing 1-888-203-1112 reservation number 7151474.

Solo Cup Company is a $2.1 billion company exclusively focused on the manufacture of single-use products used to serve food and beverages for the consumer/retail, foodservice and international markets. Solo has broad expertise in paper, plastic and foam disposables and creates brand name products under the Solo and Sweetheart names. The Company was established in 1936 and has a global presence with facilities in Canada, Europe, Mexico, Panama and the United States. To learn more about the Company, visit www.solocup.com.

STATEMENT REGARDING USE OF NON-GAAP MEASURES

The Non-GAAP financial measures contained herein and in the tables set forth on Schedule A to this press release (EBITDA, Consolidated EBITDA, Adjusted EBITDA and Pro Forma Consolidated EBITDA) are not measures of financial performance calculated in accordance with GAAP and should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. They should be viewed in addition to, and not as a substitute for analysis of our results reported in accordance with GAAP, or as alternative measures of liquidity. Management believes that certain non-GAAP financial measures provide a view to measures similar to those used in evaluating our compliance with certain financial covenants under our Credit Agreement dated February 27, 2004, as amended and provide financial statement users meaningful comparisons between current and prior year period results. They are also used as a metric to determine certain components of performance-based compensation. The pro forma adjustments and Pro Forma Consolidated EBITDA are based on currently available information and certain adjustments that we believe are reasonable and are presented as an aid in understanding our operating results. They are not necessarily indicative of (i) future results of operations that may be obtained by the Company, or (ii) the Company’s results of operations that would have occurred had the transactions described in the footnotes taken place as of January 1, 2007.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements. Such statements are based on management’s current reasonable and good faith expectations. A number of risks and uncertainties could cause results to differ from forward-looking statements. These risks and uncertainties include, among others, the effect of general economic and competitive business conditions, increases in energy, raw material and other manufacturing costs, the impact of our debt on our cash flow and operating flexibility, and fluctuations in demand for the Company’s products. For further details of these and other risks and uncertainties that may impact forward-looking statements and the Company’s business and financial results, see information set forth under the heading “Risk Factors” in our most recent Quarterly Report filing on Form 10-Q, our Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and in our other filings made from time to time with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made. Schedule A is attached to this release and available on the Company’s website.

Media Contact:	Analyst Contact:
Angie Chaplin, 847-579-3503	Richard Ryan, 847-579-3603
angie.chaplin@solocup.com	richard.ryan@solocup.com

Schedule A

Solo Cup Company and Subsidiaries

Consolidated Statements of Operations

(In millions)

	Thirteen weeks ended June 29, 2008	Thirteen weeks ended July 1, 2007	Twenty-six weeks ended June 29, 2008	Thirteen weeks ended July 1, 2007
Net sales	$518.5	$575.9	$979.8	$1,058.6
Cost of goods sold	442.6	498.8	836.5	947.0

Gross profit	75.9	77.1	143.3	111.6
Selling, general and administrative expenses	45.4	55.4	87.0	104.0
Loss (gain) on sale of property, plant and equipment	2.0	(1.7)	9.9	(1.2)

Operating income	28.5	23.4	46.4	8.8
Interest expense, net of interest income of $0.2, $0.2, $0.6 and $1.7	15.2	22.5	31.3	43.5
Prepayment penalty	—	1.3	—	1.3
Loss on debt extinguishment	—	4.0	—	4.0
Foreign currency exchange gain, net	(0.4)	(1.3)	(1.2)	(1.8)

Income (loss) from continuing operations before income taxes	13.7	(3.1)	16.3	(38.2)
Income tax provision (benefit)	5.2	(2.9)	5.4	(2.3)

Income (loss) from continuing operations	8.5	(0.2)	10.9	(35.9)
(Loss) income from discontinued operations, net of income tax provision of $0, $1.0, $0 and $1.2	(0.2)	3.3	(0.4)	0.2

Net income (loss)	$8.3	$3.1	$10.5	$(35.7)

The following table reconciles EBITDA, Adjusted EBITDA, Consolidated EBITDA and Pro forma Consolidated EBITDA (non-GAAP measures) to income (loss) from continuing operations (GAAP measure):

(in millions)	Thirteen weeks ended June 29, 2008	Thirteen weeks ended July 1, 2007	Twenty-six weeks ended June 29, 2008	Twenty-six weeks ended July 1, 2007
Income (loss) from continuing operations (GAAP measure)	$8.5	$(0.2)	$10.9	$(35.9)
Interest expense, net	15.2	27.8	31.3	48.8
Income tax provision (benefit)	5.2	(2.9)	5.4	(2.3)
Depreciation and amortization	20.0	22.7	40.7	45.7

EBITDA (non-GAAP measure)	48.9	47.4	88.3	56.3
Loss (gain) on sale of property, plant and equipment	2.0	(1.7)	9.9	(1.3)
Foreign currency exchange gain, net	(0.4)	(1.3)	(1.2)	(1.7)
Asset impairment	—	2.6	—	2.6
Other expenses(1)	—	0.7	0.1	1.0
Long term incentive plan	0.9	—	1.7	—

Adjusted EBITDA—Continuing Operations (non-GAAP measure)	51.4	47.7	98.8	56.9
Adjusted EBITDA—Discontinued Operations (non-GAAP measure)(3)	—	10.7	—	14.4

Consolidated EBITDA (non-GAAP measure)	51.4	58.4	98.8	71.3
Less: Pro forma adjustments(2)	—	(13.4)	—	(19.9)

Pro forma Consolidated EBITDA (non-GAAP measure)	$51.4	$45.0	$98.8	$51.4

(1)	Other expenses include charges related to the transactions contemplated as part of the December 2006 amendments to the Company’s domestic credit facilities.

(2)

Pro forma adjustments reflect the impact of the following 2007 transactions: 1) sale and leaseback of six properties in the second quarter of 2007, 2) divestiture of Hoffmaster in the fourth quarter of 2007 and 3) divestiture of Japanese straw business in the fourth quarter of 2007.

(3)	The table below provides a reconciliation of (loss) income from discontinued operations (GAAP measure) to Adjusted EBITDA—Discontinued Operations (non-GAAP measure).

	Thirteen weeks ended June 29, 2008	Thirteen weeks ended July 1, 2007	Twenty-six weeks ended June 29, 2008	Twenty-six weeks ended July 1, 2007
(Loss) income from discontinued operations (GAAP measure)	$(0.2)	$3.3	$(0.4)	$0.2
Interest expense, net	—	4.7	—	9.4
Income tax provision	—	1.0	—	1.2
Depreciation and amortization	—	1.5	—	3.0

EBITDA (non-GAAP measure)	(0.2)	10.5	(0.4)	13.8
Gain on sale of property, plant and equipment	—	—	—	(0.2)
Foreign currency exchange gain, net	—	(0.1)	—	(0.2)
Other expenses(4)	0.2	0.3	0.4	1.0

Adjusted EBITDA—Discontinued Operations (non-GAAP measure)	$—	$10.7	$—	$14.4

(4)	Other expenses include charges related to the fourth quarter 2007 divestitures of both Hoffmaster and the Japanese straw business.

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